                               STOCK PURCHASE AGREEMENT



                                       BETWEEN


                                  DOUGLAS H. HANSON


                                         AND


                                    ROY J. DIMOFF






                                   OCTOBER 1, 1997

                               STOCK PURCHASE AGREEMENT

     This Agreement is made as of October 1, 1997 between Douglas H. Hanson (the "Purchaser") and Roy J. Dimoff (the "Seller").

                                       Recitals

     The Seller owns 510,739 shares of issued and outstanding common stock, par value $0.001 per share (the "Common Stock"), of Rocky Mountain Internet, Inc., a Delaware corporation ("RMII").

     This Agreement contemplates a transaction in which the Purchaser will purchase from the Seller, and the Seller will sell to the Purchaser, 150,000 shares of common stock of RMII (the "Purchased Shares") in return for cash in the amount of $2.00 per Purchased Share.

     RMII and the Purchaser have entered into a stock purchase agreement dated October 1, 1997 (the "RMII Stock Purchase Agreement") pursuant to which the Purchaser has agreed to purchase from RMII, and RMII has agreed to issue and sell to the Purchaser 1,225,000 shares (the "Shares") of its common stock, $0.001 par value per share ("Common Stock"), and common stock purchase warrants (the "Warrants") to purchase up to 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, subject to adjustment.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                      SECTION 1
                                     Definitions

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including incidental and consequential damages), dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses (including costs of investigation and defense), diminution in value, and fees, including court costs and attorneys' fees and expenses; provided, however, that, regardless of the Adverse Consequences that the Purchaser may suffer, the aggregate Liability of the Seller pursuant to Section 9 hereof shall in no event exceed the amount obtained by multiplying 360,739 x (times) the highest Fair Market Value of the Common Stock during the survival period applicable to a claim or demand made by the Purchaser for indemnification pursuant to Section 9.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

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     "ANTICIPATED CLOSING DATE" means September 30, 1997.

     "APPLICABLE RATE" means 8% per annum.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "CLOSING" has the meaning set forth in Section 3.1 below.

     "CLOSING DATE" has the meaning set forth in Section 3.1 below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means Rocky Mountain Internet, Inc., a Delaware corporation.

     "COMMON STOCK" means the common stock of the Company, $0.001 par value per share.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not already generally available to the public.

     "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety,

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or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW" means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FAIR MARKET VALUE" with respect to the Common Stock means, (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the last reported sale price of the Common Stock on such exchange on the day of determination; or

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the last reported sale price or the mean of the last reported bid and asked prices reported by the NASDAQ Stock Market, Inc.'s NASDAQ SmallCap Market ("NASDAQ") (or, if not so quoted on NASDAQ, on the OTC Bulletin Board) on the last business day prior to the date of determination; or

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ or the OTC Bulletin Board, the Fair Market Value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "FINANCIAL STATEMENT" has the meaning set forth in Section 4.8 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4 below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4 below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) the name "Rocky Mountain Internet, Inc.," all fictional business names, all registered and unregistered trademarks, service marks, and applications, trade dress, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software licensed or owned by the Company (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" of a fact, matter, or circumstance means actual knowledge or knowledge that a prudent Person occupying a position similar to that occupied by the Person sought to be charged with Knowledge could be expected to have, discover, or otherwise become aware of under similar circumstances.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section
4.8 below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4.8 below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4.8 below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, a limited liability limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "PURCHASE PRICE" has the meaning set forth in Section 2.2 below.

     "PURCHASER" has the meaning set forth in the preface above.

     "RMII STOCK PURCHASE AGREEMENT" has the meaning set forth in the preface above.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the preface above.

     "SHARES" has the meaning set forth in the preface above.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec.
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, dated on or after December 31, 1987.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4 below.

     "WARRANTS" has the meaning set forth in the preface above.

                                  SECTION 2
                     Purchase and Sale of Purchased Shares

     2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Purchased Shares for the consideration specified below in this Section 2.

     2.2 PURCHASE PRICE. The Purchaser agrees to pay to the Seller at the Closing $2.00 per Purchased Share (the "Purchase Price"), in certified or official bank check or by wire transfer of funds.

     2.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Minor & Brown, P.C., 650 South Cherry Street, Suite 1100, Denver, Colorado 80222 at 9:30 a.m., local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Seller and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.4 DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Purchaser stock certificates representing all of the Purchased Shares owned by the Seller, endorsed in blank or accompanied by duly executed assignment documents, with signature Medallion guaranteed, and (ii) the Purchaser will deliver to the Seller the consideration specified in Section
2.2 above.


                                      SECTION 3
              Representations and Warranties Concerning the Transaction

     3.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller represents and warrants to the Purchaser that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1) with respect to himself, except as set forth in Annex I attached hereto.

          (a) AUTHORITY. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

          (b) AUTHORIZATION OF TRANSACTION. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

          (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

          (e) OWNERSHIP OF PURCHASED SHARES. The Seller holds of record and owns beneficially the 510,739 shares of Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of RMII (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of RMII.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller that the statements contained in this
Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Annex II attached hereto.

          (a) AUTHORITY. The Purchaser has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

          (b) BROKERS' FEES. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                                      SECTION 4
                Representations and Warranties Concerning the Company

     The Seller represents and warrants to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Company to the Purchaser on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries.
 The Company has delivered to the Purchaser correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date) pursuant to the RMII Stock Purchase Agreement. The portions of the minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors for the period during which the Seller has been the president and chief executive officer of RMII, contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. To the Knowledge of the Seller, the stock certificate books and the stock record books of each of the Company and its Subsidiaries are correct and complete. To the Knowledge of the Seller, none of the Company and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.001 per share, of which 5,390,729 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which 250,000 shares have been designated "Series A Convertible Preferred Stock" (herein, "Series A Preferred") and of which 92,500 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 92,500 shares of its Common Stock for issuance upon conversion of the Series A Preferred, 552,300 shares of Common Stock for issuance to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors, and 2,231,983 shares for issuance upon conversion of outstanding common stock purchase warrants, options (other than options granted to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors), and other derivative securities, and pursuant to antidilution provisions of currently outstanding securities (including derivative securities). Options to purchase 514,437 shares of Common Stock are issued and outstanding under the Company's 1996 Employees' Stock Option Plan. Options to purchase 4,500 shares of Common Stock are issued and outstanding under the Company's 1996 Non-Employees Directors' Stock Option Plan. Options to purchase 40,370 shares of Common Stock are issued and outstanding under the Company's 1997 Non-Qualified Stock Option Plan. All outstanding securities of the Company were issued in substantial compliance with applicable federal and state securities laws.
Section 4.2(a) of the Disclosure Schedule is a shareholders' list containing the names and stock ownership of all record holders of the Company's Common Stock as of September 30, 1997. To the Knowledge of the Seller, Section 4.2(b) of the Disclosure Schedule lists all authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock and the record owners of all such authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that are outstanding. To the Knowledge of the Seller, Section 4.2(c) of the Disclosure Schedule lists all outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company and all outstanding awards thereunder. Except as set forth in this Agreement, the Company is not under any obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     4.3 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the RMII Stock Purchase Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. To the Knowledge of the Seller, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. To the Knowledge of the Seller, the RMII Stock Purchase Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights. The Purchased Shares are not subject to any preemptive rights or rights of first refusal.

     4.4 NONCONTRAVENTION. Neither the execution and the delivery of the RMII Stock Purchase Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of the Seller, none of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by the RMII Stock Purchase Agreement.

    4.5 BROKERS' FEES. To the Knowledge of the Seller, none of the Company and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the RMII Stock Purchase Agreement.

    4.6 TITLE TO ASSETS. To the Knowledge of the Seller, the Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

    4.7 SUBSIDIARIES. Section 4.7 of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company's Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Subsidiary of the Company.

    4.8 FINANCIAL STATEMENTS. Disclosed in Section 4.8 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, 1995, and 1996 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 8 months ended August 31, 1997 (the "Most Recent Fiscal Month End") for the

Company and its Subsidiaries. To the Knowledge of the Seller, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

    4.9 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as disclosed in Section 4.9 of the Disclosure Schedule since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date, except as disclosed in Section 4.9 of the Disclosure Schedule:

         (a) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

         (c) to the Knowledge of the Seller, no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

         (d) To the Knowledge of the Seller, Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

         (e) To the Knowledge of the Seller, none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

         (f) To the Knowledge of the Seller, none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

         (g) To the Knowledge of the Seller, none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 singly or $5,000 in the aggregate;

         (h) To the Knowledge of the Seller, none of the Company and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

         (i) To the Knowledge of the Seller, none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (j) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

         (k) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (l) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (m) To the Knowledge of the Seller, none of the Company and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

         (n) To the Knowledge of the Seller, none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees other than travel advances and office advances made in the Ordinary Course of Business;

         (o) To the Knowledge of the Seller, none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (p) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (q) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (r) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

         (s) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (t) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries; and

         (u) none of the Company and its Subsidiaries has committed to any of the foregoing.

    4.10 UNDISCLOSED LIABILITIES. To the Knowledge of the Seller, none of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

    4.11 LEGAL COMPLIANCE. To the Knowledge of the Seller, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has substantially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

    4.12 TAX MATTERS.

         (a) To the Knowledge of the Seller, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. To the Knowledge of the Seller, all such Tax Returns were correct and complete in all respects. To the Knowledge of the Seller, all Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) To the Knowledge of the Seller, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) The Seller does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. To the Knowledge of the Seller, there is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent of such authority. To the Knowledge of the Seller, Section 4.12 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1993.

         (d) To the Knowledge of the Seller, none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) To the Knowledge of the Seller, none of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. To the Knowledge of the Seller, none of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. To the Knowledge of the Seller, none of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). To the Knowledge of the Seller, none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. To the Knowledge of the Seller, none of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (f) To the Knowledge of the Seller, the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent

    Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

    4.13. SECURITIES ACT AND EXCHANGE ACT FILINGS. Section 4.13 of the Disclosure Schedule lists all registration statements (including amendments thereto) filed with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act and all reports (including amendments thereto) filed with the Securities and Exchange Commission under the Securities Exchange Act. The Company has delivered to the Purchaser correct and complete copies of all such registration statements and reports. To the Knowledge of the Seller, such registration statements and reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

    4.14 REAL PROPERTY.

         (a) Neither the Company nor any of its Subsidiaries owns any real property.

         (b) Section 4.14(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. To the Knowledge of the Seller, the Company has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Section 4.14(b) of the Disclosure Schedule (as amended to date). To the Knowledge of the Seller, with respect to each lease and sublease listed in Section 4.14(b) of the Disclosure Schedule:

              (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

              (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

              (3) the Company is not and, to the Knowledge of the Seller, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (4) the Company has not and, to the Knowledge of the Seller, no other party to the lease or sublease has repudiated any provision thereof;

              (5) to the Knowledge of the Seller, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (6) with respect to each sublease, the representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

              (7) To the Knowledge of the Seller, none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

              (10) to the Knowledge of the Seller, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

    4.15 INTELLECTUAL PROPERTY.

         (a) To the Knowledge of the Seller, the Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. To the Knowledge of the Seller, each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Seller, each of the Company and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) To the Knowledge of the Seller, none of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to the Knowledge of the Seller, none of the Company and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

         (c) Section 4.15(c) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.15(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.15(c) of the Disclosure Schedule:

              (1) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

              (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

              (4) none of the Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (d) To the Knowledge of the Seller, Section 4.15(d) of the Disclosure
    Schedule identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
    Section 4.15(d) of the Disclosure Schedule:

              (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

              (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

              (3) to the Knowledge of the Seller, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (4) to the Knowledge of the Seller, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

              (5) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

              (6) to the Knowledge of the Seller, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

              (8) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (e) To the Knowledge of the Seller, the continued operation of the business of the Company and its Subsidiaries will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

    4.16 TANGIBLE ASSETS. To the Knowledge of the Seller, the Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. To the Knowledge of the Seller, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

    4.17 INVENTORY. To the Knowledge of the Seller, the inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

    4.18 CONTRACTS. To the Knowledge of the Seller, Section 4.18 of the Disclosure Schedule lists the following contracts and other agreements to which any of the Company and its Subsidiaries is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and its Subsidiaries, or involve consideration in excess of $5,000;

         (iii) any agreement concerning a partnership, joint venture, collaborative agreements and arrangements, and all similar entities and ventures in which the Company has an interest or to which the Company is a party;

         (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         (v) any material agreement concerning confidentiality or noncompetition;

         (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (vii) any collective bargaining agreement;

         (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

         (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

         (x) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

         (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

    To the Knowledge of the Seller, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

    4.19 NOTES AND ACCOUNTS RECEIVABLE. To the Knowledge of the Seller, all notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

    4.20 POWERS OF ATTORNEY. To the Knowledge of the Seller, there are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

    4.21 INSURANCE. To the Knowledge of the Seller, Section 4.21 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

         (i) the name, address, and telephone number of the agent;

         (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (iii) the policy number and the period of coverage;

         (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

         (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

    With respect to each such insurance policy: (A) to the Knowledge of the Seller, the policy is legal, valid, binding, enforceable, and in full force and effect; (B) to the Knowledge of the Seller, the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor, to the Knowledge of the Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Seller, no party to the policy has repudiated any provision thereof. During the period of time that the Seller has been the president and chief executive officer of RMII, each of the Company and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. To the Knowledge of the

Seller, Section 4.21 of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

    4.22 LITIGATION. To the Knowledge of the Seller, Section 4.22 of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) to the Knowledge of the Seller, is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. With the exception of threatened legal action by Nancy Phillips against the Company, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.22 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries.

    4.23 PRODUCT WARRANTY. To the Knowledge of the Seller, each product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. To the Knowledge of the Seller, no product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. To the Knowledge of the Seller, Section 4.23 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

    4.24 PRODUCT LIABILITY. To the Knowledge of the Seller, none of the Company and its Subsidiaries has any Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

    4.25 EMPLOYEES. To the Knowledge of the Seller, none of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Seller, none of the Company and its Subsidiaries has committed any unfair labor practice. To the Knowledge of the Seller, no employee of the Company is in violation of any term of any employment agreement, patent disclosure agreement, or any other agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.

    4.26 EMPLOYEE BENEFITS.

         (a) To the Knowledge of the Seller, Section 4.26 of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes.

              (1) To the Knowledge of the Seller, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (2) To the Knowledge of the Seller, all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (3) To the Knowledge of the Seller, the Company has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

         (b) To the Knowledge of the Seller, with respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and the Controlled Group of Corporations which includes the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. To the Knowledge of the Seller, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Seller has no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

         (c) To the Knowledge of the Seller, none of the Company, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (d) To the Knowledge of the Seller, none of the Company and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

    4.27 GUARANTIES. to the Knowledge of the Seller, none of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

    4.28 ENVIRONMENT, HEALTH, AND SAFETY.

         (a) To the Knowledge of the Seller, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied with all Environmental Laws and all Occupational Safety and Health Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Knowledge of the Seller, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws and all Occupational Safety and Health Laws.

         (b) To the Knowledge of the Seller, none of the Company and its Subsidiaries has any Liability (and none of the Company, its Subsidiaries, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company and its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Laws and all Occupational Safety and Health Law.

         (c) To the Knowledge of the Seller, all properties and equipment used in the business of the Company, its Subsidiaries, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

    4.29 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND ITS SUBSIDIARIES. To the Knowledge of the Seller, none of the Company and its Affiliates has been involved in any business arrangement or relationship with each other or with any of the Company's Subsidiaries within the past 12 months, and none of the Company's Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

    4.30 DISCLOSURE. To the Knowledge of the Seller, the representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.


                                  SECTION 5
               Representations and Warranties of the Purchaser

    The Purchaser hereby represents and warrants to the Seller with respect to the purchase of the Purchased Shares as follows:

    5.1 INVESTMENT. The Purchaser is acquiring the Purchased Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any unregistered distribution thereof.

    5.2 RESTRICTED SECURITIES. The Purchaser understands and acknowledges that the Purchased Shares are not being registered under the Securities Act or relevant state securities laws, but are being offered and sold pursuant to exemptions from such registrations, and that the Purchaser may not sell, transfer, assign, convey, pledge, hypothecate, or otherwise dispose of any of the Purchased Shares in any manner without first obtaining (i) an opinion of counsel satisfactory to the Company and the Seller that such proposed disposition or transfer lawfully may be made without the registration of the Purchased Shares for such purpose pursuant to the Securities Act, as then amended, and applicable state securities laws; or (ii) such registration. In furtherance thereof, the Purchaser represents and warrants to and agrees with the Seller that the Purchaser:

         (a) has the financial ability to bear the economic risk for the investment in the Purchased Shares, has adequate means for providing for his current needs and contingencies, and has no need for liquidity with respect to the investment in the Purchased Shares;

         (b) has been furnished with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and Current Report on Form 8-K dated August 15, 1997 (collectively, the "Documents") and has evaluated the risks of a purchase of the Shares based on the information contained therein and in this Agreement;

         (c) has been given the opportunity to ask questions of, and receive answers from, the management of the Company concerning the terms, conditions, and other matters pertaining to the investment in the Purchased Shares;

         (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of the Purchased Shares and of making an informed investment decision with respect thereto.

    5.3 AUTHORIZATION. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

    5.4 BROKERS OR FINDERS. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.


                                  SECTION 6
                            Pre-Closing Covenants

    The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

    6.1 GENERAL. Each of the Parties will use his Best Efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

    6.2 NOTICES AND CONSENTS. Each of the Parties will give any notices to, make any filings with, and use his Best Efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.1(b) and 3.2(b) above.

    6.3 EXCLUSIVITY. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, RMII (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                                  SECTION 7
                      CONDITIONS TO OBLIGATION TO CLOSE

    7.1 CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Section 3.1 and
    Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

         (c) the Seller shall have procured all of the third party consents specified in Section 6.2 above;

         (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
    (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares, the Warrants, or the Common Stock underlying the Warrants, or (D) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (e) the Seller shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in Section 7.1(a)-(d) is satisfied in all respects;

         (f) the Purchaser shall have completed and closed the transactions contemplated in RMII Stock Purchase Agreement; and

         (g) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

    The Purchaser may waive any condition specified in this Section 7.1 if he executes a writing so stating at or prior to the Closing.

    7.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Section 3.2 above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Purchaser shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

         (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
    (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (d) the Purchaser shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects; and

         (e) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

    The Seller may waive any condition specified in this Section 7.2 if he executes a writing so stating at or prior to the Closing.


                                  SECTION 8
                            Post-Closing Covenants

    The Parties hereby covenant and agree as follows:

    8.1 GENERAL. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

    8.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, the other Party will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to his books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

                                  SECTION 9
                   Remedies for Breaches of This Agreement

    9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter (subject to any applicable statutes of limitations).

    9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER. In the event the Seller has breached (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein, and provided that the Purchaser makes a written claim for indemnification against the Seller, then the Seller agrees to indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The Purchaser need not make a written claim for indemnification against the Seller immediately upon the discovery of the breach or alleged breach but may make such claim at any time thereafter during the survival period for such claim (subject to any applicable statutes of limitations) so as to preserve the Purchaser's rights to the fullest amount of Adverse Consequences that may be recoverable hereunder.

    The Purchaser may make additional written claims for indemnification against the Seller for additional breaches or alleged breaches and may pursue one or more claims for indemnification simultaneously or consecutively; provided, however, that the Purchaser may not recover from the Seller in respect of such claims any amounts in excess of Adverse Consequences.

    9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event the Purchaser breaches (or in the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of his representations, warranties, and covenants contained herein, and provided that the Seller makes a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

    9.4  MATTERS INVOLVING THIRD PARTIES.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of his choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill his indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (A) the Indemnified Party may retain separate co-counsel at his sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse

    Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

    9.5 DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9.
All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

    9.6 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.


                                  SECTION 10
                                 Termination

    10.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

         (a) the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) the Purchaser may at his option terminate this Agreement by giving written notice to the Sellers on or before the Closing Date if the Purchaser is not satisfied with the results of his continuing business, legal, and accounting due diligence regarding RMII in connection with his proposed purchase of common stock from RMII pursuant to the RMII Stock Purchase Agreement;

         (c) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure until the Anticipated Closing Date; and

         (d) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if there has been any adverse change in, or any development reasonably expected to result in a prospective adverse change in, the condition, financial or otherwise, or in the earnings, business affairs of business prospects of the Company, whether or not arising in the Ordinary Course of Business.

    10.2 EFFECT OF TERMINATION. If either Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

    10.3 NON-PERFORMANCE. In the event of a failure of the Seller to close in accordance with the terms hereof or in the event of a breach by the Seller of the covenants, warranties, representations and obligations hereof, the Purchaser may pursue any of all of the following remedies:

         (a) Terminate this Agreement and be reimbursed by Seller for all of the expenses incurred by the Purchaser in seeking to close the transaction contemplated herein;

         (b) Waive such default or breach and close the transaction contemplated herein; and

         (c) Institute an action against the Seller for specific performance. The Seller acknowledges and agrees that the Purchaser would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereofin any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which the Purchaser may be entitled, at law or in equity.


                                  SECTION 11
                                Miscellaneous

    11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

    11.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

    11.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and neither Party shall be liable or bound to the other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    11.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity

    11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

    11.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telecopier, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to the Purchaser, at the Purchaser's address or telecopier number set forth below, or at such other address or telecopier number as the Purchaser shall have furnished to the Seller in writing, or (b) if to the Seller, one copy should be sent to his address or telecopier number set forth below, or at such other address or telecopier number as the Seller shall have furnished to the Purchaser. Such notices and communications shall be sent or delivered as follows:

    If to the Seller:             Roy J. Dimoff

                                  With a Copy to:
                                  Woody Davis, Esq.
                                  Rothgerber, Appel, Powers & Johnson, L.L.P.
                                  1200 Seventeenth Street
                                  Suite 3000
                                  Denver, Colorado 80202-5839
                              telephone: 303/623-9000
                              telecopy:  303/623-9222

    If to the Purchaser, to:      Douglas H. Hanson
                                  2925 East Exposition Avenue
                                  Denver, Colorado 80209
                              telephone: 303/777-4311
                              telecopy:  303/777-4314

                                  With a Copy to:
                                  Ned A. Minor, Esq.
                                  Minor & Brown, P.C.
                                  650 South Cherry Street
                                  Suite 1100
                                  Denver, Colorado 80222
                              telephone: 303/320-1053
                              telecopy:  303/320-6330

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by telecopier, on the date of such delivery and verified, in the case of telecopier transmission, by confirmation of such transmission, (y) in the case of a nationally-recognized overnight courier, on the day such delivery is confirmed by such courier or by the recipient and
(z) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    11.8 EXPENSES. The Seller and the Purchaser shall bear his own expenses incurred on his behalf with respect to this Agreement and the transactions contemplated hereby.

    11.9 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Execution of a facsimile copy of this Agreement by any Party and delivery of a copy this Agreement bearing the facsimile signature of any Party shall constitute the valid and binding execution and delivery of this Agreement, and facsimile copies of this Agreement bearing the facsimile signature of any Party shall constitute an original document enforceable against such Party.

    11.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

    11.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    11.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

    11.12 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     The foregoing Agreement is hereby executed as of the date first above written.

                                       PURCHASER:

                                       /s/ Douglas H. Hanson
                                       ------------------------------------
                                       Douglas H. Hanson


                                       SELLER:

                                       /s/ Roy J. Dimoff
                                       ------------------------------------
                                       Roy J. Dimoff

                   [Exhibits and Disclosure Schedule omitted]